EXHIBIT 10.10

FORWARD PURCHASE AGREEMENT

This Forward Purchase Agreement (as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”) is entered into and effective as of August 23, 2021, by and between Integral Acquisition Corporation 1, a Delaware corporation (the “Company”), and Crescent Park Management, L.P. (the “Purchaser”).

Recitals

WHEREAS, the Company was incorporated for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (a “Business Combination”);

WHEREAS, the Company has filed with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-1 (File No. 333-257058) (the “Registration Statement”) for its initial public offering (“IPO”) of 10,000,000 units (or 11,500,000 units if the underwriters’ over-allotment option (the “IPO Over-Allotment Option”) is exercised in full) (the “Public Units”) at a price of $10.00 USD per Public Unit, each Public Unit comprised of one share of Class A common stock, par value $0.0001 per share, of the Company (the “Class A Common Stock,” and the shares of Class A Common Stock included in the Public Units, the “Public Shares”), and one-half of one redeemable warrant, where each whole redeemable warrant is exercisable to purchase one share of Class A Common Stock at an exercise price of $11.50 USD per share, subject to adjustment as described in the Registration Statement, and only whole redeemable warrants are exercisable (the “Warrants,” and the Warrants included in the Public Units, the “Public Warrants”);

WHEREAS, the Company’s sponsor, Integral Sponsor LLC, a Delaware limited liability company (the “Sponsor”), has agreed to purchase an aggregate of 4,860,000 Warrants (or 4,935,000 Warrants if the IPO Over-Allotment Option is exercised in full) at a price of $1.00 USD per Warrant, for an aggregate purchase price of $4,860,000 USD (or $4,935,000 USD if the IPO Over-Allotment Option is exercised in full), each exercisable to purchase one share of the Class A Common Stock at a price of $11.50 USD per share, in a private placement that will close concurrently with the closing of the IPO (the “Private Placement Warrants”);

WHEREAS, following the closing of the IPO (the “IPO Closing”), the Company will seek to identify and consummate a Business Combination;

WHEREAS, the parties wish to enter into this Agreement, pursuant to which concurrently with the closing of the Company’s initial Business Combination (the “Business Combination Closing”), the Company will offer to issue and sell to the Purchaser, and the Purchaser may elect to purchase from the Company, on a private placement basis, the number of shares of Class A Common Stock (the “Forward Purchase Shares”) determined pursuant to Sections 1(a)(ii), (iii) and (iv) hereof on the terms and conditions set forth herein;

WHEREAS, proceeds from the IPO and the sale of the Private Placement Warrants in an aggregate amount equal to the gross proceeds from the IPO will be deposited into a trust account for the benefit of the holders of the Public Shares (the “Trust Account”), as described in the Registration Statement; and

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Agreement

1.	Sale and Purchase.

(a) Forward Purchase Shares.

(i) Subject to Sections 1(a)(ii), (iii), (iv) and (v) and the other terms and conditions set forth herein, the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, either directly or through one or more of its Affiliates pursuant to Section 4(b), up to a maximum of 2,500,000 Forward Purchase Shares (the “Maximum Shares”) for a purchase price of $10.00 USD per Forward Purchase Share; provided, that the purchase price per Forward Purchase Share may be reduced to $9.20 USD per Forward Purchase Share for all or part of the Forward Purchase Shares that are purchased or further reduced to below $9.20 USD per Forward Purchase Share for all or part of the Forward Purchase Shares that are purchased in the manner set forth in the immediately following sentence (the aggregate purchase price for the Forward Purchase Shares at the purchase price per Forward Purchase Share determined in such manner being referred to herein as the “Forward Purchase Price”), or up to $25,000,000 USD in the aggregate if all of the Forward Purchase Shares are purchased at $10.00 USD per Forward Purchase Share (or up to $23,000,000 USD in the aggregate if all of the Forward Purchase Shares are purchased at $9.20 USD per Forward Purchase Share). If the Forward Purchase Price calculated at a price per Forward Purchase Share equal to $10.00 USD is at least equal to the lesser of (i) $10,000,000 USD or (ii) 10% of the aggregate purchase price paid by the purchasers of the Company’s Class A common stock in private placements for the purchase of the Company’s Class A common stock that occur prior to or on the date of the Business Combination Closing (“PIPEs”) including, without limitation, the purchase of the Forward Purchase Shares by the Company and its Affiliates and the purchase of forward purchase shares by any other forward purchasers and their respective Affiliates pursuant to their forward purchase agreements assuming a price per Forward Purchase Share of $10.00 USD in making such calculation, then the Forward Purchase Price shall be calculated at a price per Forward Purchase Share equal to $9.20 USD (the “Discounted Purchase Price”); provided, further, that the Discounted Purchase Price may be reduced to below $9.20 USD per Forward Purchase Share if the Company engages in one or more PIPEs in which the Company sells Class A Common Stock at an effective price (the “PIPE Price”) of less than $9.20 per Forward Purchase Share in the manner set forth in Section 1(a)(v); provided, further, that notwithstanding the foregoing or anything in Section 1(a)(v) to the contrary, if the Purchaser and/or any of its Affiliates sell more than 50% of the aggregate number of the Public Units or, following the separate trading of the Public Shares and the Public Warrants, the Public Shares that are a component of the Public Units that are purchased by the Purchaser or any of its Affiliates in the IPO in sales that are consummated on or prior to the Business Combination Closing including, without limitation, in an exercise of the right to require the Public Shares to be redeemed at the time of the Business Combination (for which purpose the percentage shall be calculated according to the number of Public Units and, following the separate trading of the Public Shares and the Public Warrants, the Public Shares sold in such manner in the aggregate as a percentage of the Public Units purchased), then the Forward Purchase Price shall remain at $10.00 USD per Forward Purchase Share for Forward Purchase Shares in an aggregate number equal to the number of the Public Units and Public Shares sold by the Purchaser and its Affiliates in such manner.

For example, if the Purchaser and/or its Affiliates purchase 1,000,000 Forward Purchase Shares, then the Purchaser and its Affiliates shall meet the threshold to pay the Discounted Purchase Price set forth above. If the Purchaser and its Affiliates also purchased 1,000,000 Public Units and subsequently sell 505,000 of the Public Shares following the separate trading of the Public Shares and the Public Warrants, the Purchaser and its Affiliates shall have sold more than 50% of the total number purchased by them which will permit the Purchaser and its Affiliates to pay the Discounted Purchase Price on only 495,000 of the Forward Purchase Shares purchased by them and then require them to pay $10.00 per Forward Purchase Share on the remaining 505,000 of the Forward Purchase Shares purchased by them.

As a further example, if the Purchaser and/or its Affiliates purchase 750,000 Forward Purchase Shares which constitutes more than 10% of the aggregate purchase price paid by the purchasers of the Company’s Class A common stock in PIPEs, then the Purchaser and its Affiliates shall meet the threshold to pay the Discounted Purchase Price set forth above. If the Purchaser and its Affiliates also purchased 1,000,000 Public Units and subsequently sell 495,000 of the Public Shares following the separate trading of the Public Shares and the Public Warrants, the Purchaser and its Affiliates shall have sold less than 50% of the total number purchased by them which will permit the Purchaser and its Affiliates to pay the Discounted Purchase Price on all of the 750,000 Forward Purchase Shares purchased by them.

(ii) The number of Forward Purchase Shares to be issued and sold by the Company and purchased by the Purchaser hereunder shall be determined as follows:

(A) As soon as reasonably practicable, but in no event less than twenty (20) Business Days (as defend below) after the Company has identified a target for the initial Business Combination and that target has indicated a willingness to enter into definitive negotiations for the initial Business Combination, the Company shall provide the Purchaser with written notice (the “Initial Company Notice”) setting forth (i) that the Company is offering to the Purchaser the right to purchase up to 2,500,000 Forward Purchase Shares pursuant to this Agreement; (ii) the identity of the counterparty or parties to the initial Business Combination (the “Target”), (iii) the complete draft terms of the Business Combination, and (iv) the proposed timeline for the initial Business Combination. Along with delivery of the Initial Company Notice, the Company shall provide the Purchaser such other information related to the initial Business Combination that the Company determines is appropriate, including such other information as the Purchaser (or any applicable Transferee pursuant to Section 4(b) hereof) may request in writing. The Company shall keep the Purchaser informed of the progress of the negotiations with the Target, and shall regularly update the information provided to the Purchaser as may be necessary to keep the Purchaser fully informed of the status of the Target and the initial Business Combination.

(B) The Company shall deliver written notice to the Purchaser of the entry into one or more definitive binding agreements with the Target for the initial Business Combination promptly following the entry into such definitive binding agreements together with copies of all such agreements (the “Transaction Agreements”). Prior to the later of twenty (20) Business Days after this written notification to the Purchaser or twenty (20) Business Days before the Business Combination Closing, the Purchaser shall provide the Company with written notice of its decision as to the approval or non-approval of the purchase of Forward Purchase Shares, and, in the case of approval, the amount of Forward Purchase Shares that the Purchaser intends to purchase. For the avoidance of doubt, if the Purchaser provides the Company with written notice of its decision not to purchase any of the Forward Purchase Shares, the Purchaser shall have no obligation to purchase Forward Purchase Shares hereunder and shall not purchase Forward Purchase Shares hereunder. Written notice to the Company of Purchaser’s approval of the purchase of the specified amount of Forward Purchase Shares shall constitute the binding obligation of the Purchaser to purchase the Forward Purchase Shares indicated in its written notice to the Company, subject to the terms and conditions of this Agreement. The determination of the Purchaser’s Investment Committee as to whether, and how much, of the Forward Purchase Shares offered to the Purchaser are to be purchased by the Purchaser shall be made in the Investment Committee’s sole and absolute discretion.

(iii) At least ten (10) Business Days before the Business Combination Closing, the Company shall provide the Purchaser with an updated written notice (the “Final Company Notice”) including:

(A) the anticipated date of the Business Combination Closing;

(B) the purchase price per Forward Purchase Share and the Forward Purchase Price determined in the manner set forth in Section 1(a)(i); and

(C) instructions for wiring the Forward Purchase Price in the manner set forth in Section 1(a)(iv).

(iv) The closing of the sale of Forward Purchase Shares if Forward Purchase Shares are to be sold pursuant to this Agreement (the “Forward Closing”) shall be held on the same date and concurrently with the Business Combination Closing (such date being referred to as the “Forward Closing Date”). At least one (1) Business Day prior to the Forward Closing Date, the Purchaser shall deliver to the Company the Forward Purchase Price for the Forward Purchase Shares by wire transfer of U.S. dollars in immediately available funds to the account specified by the Company in such written notice (which shall be an escrow account maintained by Continental Stock Transfer & Trust Company) to be held in escrow without the payment of interest thereon until the Forward Closing on the Forward Closing Date. Immediately prior to the Forward Closing on the Forward Closing Date, (i) the Forward Purchase Price shall be released from escrow automatically and without further action by the Company or the Purchaser, and (ii) upon such release, the Company shall issue the Forward Purchase Shares to the Purchaser in book-entry form, free and clear of any liens or other restrictions whatsoever (other than those arising under state or federal securities laws), registered in the name of the Purchaser (or its nominee in accordance with its delivery instructions), or to a custodian designated by the Purchaser, as applicable. In the event the Business Combination Closing does not occur within five (5) Business Days of the date scheduled for closing, the Forward Closing shall not occur and the Company shall promptly (but not later than one (1) Business Day thereafter) return the Forward

Purchase Price to the Purchaser. For purposes of this Agreement, “Business Day” means any day, other than a Saturday or a Sunday, that is neither a legal holiday nor a day on which banking institutions are generally authorized or required by law or regulation to close in the City of New York, New York excluding as a result of “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems, including for wire transfers, of commercially banking institutions in the City of New York, New York are generally open for use by customers on such day.

(v) Notwithstanding anything contained herein to the contrary, if the Company will be engaging in one or more PIPEs and the terms of any such PIPE provide for the investor (or investors) to be purchasing shares of Class A Common Stock at an effective price of less than $9.20 USD per Forward Purchase Share, then the Purchaser shall be offered the right to purchase up to a maximum of 2,500,000 Forward Purchase Shares in the manner set forth herein except that for all purposes hereunder the Discounted Purchase Price will be at an 8% discount from the PIPE Price.

(b) Legends. Each register and book entry for the Forward Purchase Shares shall contain a notation, and each certificate (if any) evidencing the Forward Purchase Shares shall be stamped or otherwise imprinted with a legend, in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE TRANSFERRED IN VIOLATION OF THE SECURITIES ACT OR SUCH OTHER LAWS. THE SALE, PLEDGE, HYPOTHECATION, OR TRANSFER OF THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN FORWARD PURCHASE AGREEMENT, DATED AS OF AUGUST 23, 2021, BY AND BETWEEN THE HOLDER AND THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.”

(c) Legend Removal. If the Forward Purchase Shares are eligible to be sold without restriction under, and without the Company being in compliance with the current public information requirements of, Rule 144 under the U.S. Securities Act of 1933, as amended (the “Securities Act”), then, at the Purchaser’s request, the Company will, at its sole expense, cause the Company’s transfer agent to remove the legend set forth in Section 1(b) hereof. In connection therewith, if required by the Company’s transfer agent, the Company will promptly cause an opinion of counsel to be delivered to and maintained with its transfer agent, together with any other authorizations, certificates and directions required by the transfer agent, that authorize and direct the transfer agent to transfer such Forward Purchase Shares without any such legend; provided, however, that the Company will not be required to deliver any such opinion, authorization or certificate or direction if it reasonably believes that removal of the legend could reasonably be expected to result in or facilitate transfers of Forward Purchase Shares in violation of applicable law.

(d) Registration Rights. The Purchaser shall have registration rights with respect to the Forward Purchase Shares as set forth the registration rights agreement referenced in Section 4 hereof (the “Registration Rights”).

2. Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Company as follows, as of the date hereof and as of the Forward Closing Date:

(a) Organization and Power. The Purchaser is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation and has all requisite power and authority to carry on its business as presently conducted and as proposed to be conducted.

(b) Authorization. The Purchaser has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by the Purchaser, will constitute the valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, or (iii) to the extent the indemnification provisions contained in the Registration Rights may be limited by applicable federal or state securities laws.

(c) Governmental Consents and Filings. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Purchaser in connection with the consummation of the transactions contemplated by this Agreement.

(d) Compliance with Other Instruments. The execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated by this Agreement will not result in any violation or default (i) of any provisions of its organizational documents, (ii) of any instrument, judgment, order, writ or decree to which it is a party or by which it is bound, (iii) under any note, indenture or mortgage to which it is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound or (v) of any provision of federal or state statute, rule or regulation applicable to the Purchaser, in each case (other than clause (i)), which would have a material adverse effect on the Purchaser or its ability to consummate the transactions contemplated by this Agreement.

(e) Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Forward Purchase Shares to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of any state or federal securities laws, and that the Purchaser has no present intention of reselling, granting any participation in, or otherwise distributing the same in violation of law. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Forward Purchase Shares.

(f) Disclosure of Information. The Purchaser has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Forward Purchase Shares, as well as the terms of the Company’s proposed IPO, with the Company’s management.

(g) Restricted Securities. The Purchaser understands that the offer and sale of the Forward Purchase Shares to the Purchaser has not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser understands that the Forward Purchase Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Forward Purchase Shares indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Forward Purchase Shares, except for the Registration Rights. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Forward Purchase Shares, and on requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy. The Purchaser acknowledges that the Company filed the Registration Statement. The Purchaser understands that the offering of the Forward Purchase Shares is not, and is not intended to be, part of the IPO, and that the Purchaser will not be able to rely on the protection of Section 11 of the Securities Act with respect to the Forward Purchase Shares.

(h) No Public Market. The Purchaser understands that no public market now exists for the Forward Purchase Shares, and that the Company has made no assurances that a public market will ever exist for the Forward Purchase Shares.

(i) High Degree of Risk. The Purchaser understands that its agreement to purchase the Forward Purchase Shares involves a high degree of risk which could cause the Purchaser to lose all or part of its investment.

(j) Accredited Investor. The Purchaser is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(k) No General Solicitation. Neither the Purchaser, nor any of its officers, directors, employees, agents, shareholders or partners has either directly or indirectly, including, through a broker or finder (i) engaged in any general solicitation, or (ii) published any advertisement in connection with the offer and sale of the Forward Purchase Shares.

(l) Residence. The Purchaser’s principal place of business is the office or offices located at the address of the Purchaser set forth on the signature page hereof.

(m) Non-Public Information. The Purchaser acknowledges its obligations under applicable securities laws with respect to the treatment of non-public information relating to the Company.

(n) Adequacy of Financing. At the time of the Forward Closing, the Purchaser will have available to it sufficient funds to satisfy its obligations under this Agreement.

(o) No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 2 and in any certificate or agreement delivered pursuant hereto, none of the Purchaser nor any person acting on behalf of the Purchaser nor any of the Purchaser’s Affiliates (the “Purchaser Parties”) has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to the Purchaser and this offering, and the Purchaser Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by the Company in Section 3 of this Agreement and in any certificate or agreement delivered pursuant hereto, the Purchaser Parties specifically disclaim that they are relying upon any other representations or warranties that may have been made by the Company, any person on behalf of the Company or any of the Company’s Affiliates (collectively, the “Company Parties”).

3. Representations and Warranties of the Company. The Company represents and warrants to the Purchaser as of the date hereof and (except as indicated below) as of the Forward Closing Date as follows:

(a) Incorporation and Corporate Power. The Company is duly incorporated and validly existing and in good standing as a corporation under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted. The Company has no subsidiaries.

(b) Capitalization. On the date hereof, the authorized share capital of the Company consists of:

(i) 100,000,000 shares of Class A Common Stock, none of which are issued and outstanding.

(ii) 10,000,000 shares of Class B common stock, par value $0.0001 per share, of the Company (the “Class B Common Stock”), 2,875,000 of which are issued and outstanding (up to 375,000 shares of which are subject to forfeiture by the Sponsor depending on the extent to which the IPO Over-Allotment Option is exercised), which will automatically convert into shares of Class A Common Stock at the time of the initial Business Combination. All of the outstanding shares of Class B Common Stock have been duly authorized, are fully paid and non-assessable and were issued in compliance with all applicable federal and state securities laws.

(iii) 1,000,000 shares of preference stock, none of which are issued and outstanding.

(c) Authorization. All corporate action required to be taken by the Company’s Board of Directors and shareholders in order to authorize the Company to enter into this Agreement and to issue the Forward Purchase Shares at the Forward Closing has been taken or will be taken prior to the Forward Closing. All action on the part of the shareholders, directors and officers of the Company necessary for the execution and delivery of this Agreement, the performance of all obligations of the Company under this Agreement to be performed as of the Forward Closing, and the issuance and delivery of the Forward Purchase has been taken or will be taken prior to the Forward Closing. This Agreement, when executed and delivered by the Company, shall constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (iii) to the extent the indemnification provisions contained in the Registration Rights may be limited by applicable federal or state securities laws.

(d) Valid Issuance of Securities. The Forward Purchase Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable, as applicable, and free of all preemptive or similar rights, taxes, liens, encumbrances and charges with respect to the issue thereof and restrictions on transfer other than restrictions on transfer specified under this Agreement, applicable state and federal securities laws and liens or encumbrances created by or imposed by the Purchaser. Assuming the accuracy of the representations of the Purchaser in this Agreement and subject to the filings described in Section 3(e) below, the Forward Purchase Shares will be issued in compliance with all applicable federal and state securities laws.

(e) Governmental Consents and Filings. Assuming the accuracy of the representations and warranties made by the Purchaser in this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except for filings pursuant to Regulation D of the Securities Act, and applicable state securities laws, if any, and pursuant to the Registration Rights.

(f) Compliance with Other Instruments. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in any violation or default (i) of any provisions of the Company’s amended and restated articles of incorporation, as it may be further amended from time to time (the “Charter”), or other governing documents of the Company, (ii) of any material instrument, judgment, order, writ or decree to which the Company is a party or by which it is bound, (iii) under any material note, indenture or mortgage to which the Company is a party or by which it is bound, (iv) under any material lease, agreement, contract or purchase order to which the Company is a party or by which it is bound or (v) of any provision of federal or state statute, rule or regulation applicable to the Company.

(g) Operations. As of the date hereof, the Company has not conducted, and prior to the IPO Closing the Company will not conduct, any operations (including any discussions regarding a potential Business Combination) other than organizational activities and activities in connection with offerings of its securities.

(h) No General Solicitation. Neither the Company, nor any of its officers, directors, employees, agents or shareholders has either directly or indirectly, including, through a broker or finder (i) engaged in any general solicitation, or (ii) published any advertisement in connection with the offer and sale of the Forward Purchase Shares.

(i) Compliance with Anti-Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and all applicable U.S. and non-U.S. anti-money laundering laws, rules and regulations, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the USA Patriot Act of 2001 and the applicable money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(j) Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of the Company’s officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such.

(k) No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 3 and in any certificate or agreement delivered pursuant hereto, none of the Company Parties has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to the Company, this offering, the proposed IPO or a potential Business Combination, and the Company Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by the Purchaser in Section 2 of this Agreement and in any certificate or agreement delivered pursuant hereto, the Company Parties specifically disclaim that they are relying upon any other representations or warranties that may have been made by the Purchaser Parties.

4. Registration Rights; Transfer

(a) Registration Rights. The Purchaser shall be granted registration rights by the Company with respect to the Forward Purchase Shares pursuant to a registration rights agreement to be entered into with the Company, a form of which has been filed with the Registration Statement (the “Registration Rights”). For the avoidance of any doubt, the Purchaser’s Registration Rights shall require the Company to file a resale registration statement for the resale of the Forward Purchase Shares within fifteen (15) days after the Forward Closing and shall be no less favorable to Purchaser than the most favorable registration rights granted to participants in any PIPE.

(b) Transfer. This Agreement and all of the Purchaser’s rights and obligations hereunder (including the Purchaser’s obligation to purchase the Forward Purchase Shares) may be transferred or assigned, at any time and from time to time, in whole or in part, to one or more Affiliates of the Purchaser (each such transferee, a “Transferee”). Upon any such assignment:

(i) the applicable Transferee shall execute a signature page to this Agreement, substantially in the form of the Purchaser’s signature page hereto (the “Joinder Agreement”), which shall reflect the number of Forward Purchase Shares to be purchased by such Transferee (the “Transferee Securities”), and, upon such execution, such Transferee shall have all the same rights and obligations of the Purchaser hereunder with respect to the Transferee Securities, and references herein to the “Purchaser” shall be deemed to refer to and include any such Transferee with respect to such Transferee and to its Transferee Securities; provided, that any representations, warranties, covenants and agreements of the Purchaser and any such Transferee shall be several and not joint and shall be made as to the Purchaser or any such Transferee, as applicable, as to itself only; and

(ii) upon a Transferee’s execution and delivery of a Joinder Agreement, the number of Forward Purchase Shares to be purchased by the Purchaser hereunder shall be reduced by the total number of Forward Purchase Shares to be purchased by the applicable Transferee pursuant to the applicable Joinder Agreement, which reduction shall be evidenced by the Purchaser and the Company amending Schedule A to this Agreement to reflect each transfer and updating the “Number of Forward Purchase Shares” and “Aggregate Purchase Price for Forward Purchase Shares” on the Purchaser’s signature page hereto to reflect such reduced number of Forward Purchase Shares, and the Purchaser shall be fully and unconditionally released from its obligation to purchase such Transferee Securities hereunder. For the avoidance of doubt, this Agreement need not be amended and restated in its entirety, but only Schedule A and the Purchaser’s signature page hereto need be so amended and updated and executed by each of the Purchaser and the Company upon the occurrence of any such transfer of Transferee Securities.

For purposes of this Agreement, (i) “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with the first mentioned Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise; and (ii) Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, and unincorporated organization, any other entity or any government or any department or agency thereof.

5. Additional Agreements, Acknowledgements and Waivers of the Purchaser.

(a) Lock-up; Transfer Restrictions. The Purchaser agrees that it shall not Transfer any Forward Purchase Shares until thirty (30) days after the completion of the initial Business Combination. Notwithstanding the foregoing, Transfers of the Forward Purchase Shares are permitted (any such transferees, the “Permitted Transferees”): (A) to the Company’s officers or directors, any Affiliates or family members of any of the Company’s officers or directors, any members of the Purchaser, or any affiliates of the Purchaser, (B) in the case of an individual, by gift to a member of one of the members of the individual’s immediate family or to a trust, the beneficiary of which is a member of one of the individual’s immediate family, an affiliate of such person or to a charitable organization; (C) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (D) in the case of an individual, pursuant to a qualified domestic relations order; (E) by private sales or transfers made in connection with the consummation of the initial Business Combination at prices no greater than the price at which the Forward Purchase Shares were originally purchased; (F) by virtue of the laws of State of Delaware or the Company’s limited liability company agreement upon dissolution of the Company; (G) in the event of the Company’s liquidation prior to the completion of the Company’s initial Business Combination; (H) in the event that, subsequent to the completion of the initial Business Combination, the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction which results in all of the Company’s stockholders having the right to exchange their shares of Class A Common Stock for cash, securities or other property; (I) as a distribution to limited partners, members or shareholders of the Purchaser; (J) to the Purchaser’s Affiliates, to any investment fund or other entity controlled or managed by the Purchaser or any of its Affiliates, or to any investment manager or investment advisor of the Purchaser or an affiliate of any such investment manager or investment advisor; (K) to a nominee or custodian of a Person to whom a disposition or transfer would be permissible under clauses (A) through (J) above; (L) to the Purchaser or any Transferee hereunder; (M) by virtue of the laws of the Purchaser’s jurisdiction of formation or its organizational documents upon dissolution of the Purchaser; and (N) pursuant to an order of a court or regulatory agency; provided, however, that in the case of clauses (A) through (F) and (I) through (M) these Permitted Transferees must enter into a written agreement agreeing to be bound by these transfer restrictions. “Transfer” shall mean the (x) sale or assignment of, offer to sell, contract or agreement to sell, hypothecation, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position (within the meaning of Section 16 of the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder) with respect to, any of the Forward Purchase Shares (excluding any pledges in the ordinary course of business for bona fide financing purposes or as part of prime brokerage arrangements), (y) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Forward Purchase Shares, whether any such transaction is to be settled by delivery of such Forward Purchase Shares, in cash or otherwise, or (z) public announcement of any intention to effect any transaction specified in clause (x) or (y).

(b) Trust Account.

(i) The Purchaser hereby acknowledges that it is aware that the Company will establish the Trust Account for the benefit of its public shareholders upon the IPO Closing. The Purchaser, for itself and its Affiliates, hereby agrees that it has no right, title, interest or claim of any kind in or to any monies held in the Trust Account, or any other asset of the Company as a result of any liquidation of the Company, except for redemption and liquidation rights, if any, the Purchaser may have in respect of any Public Shares held by it.

(ii) The Purchaser hereby agrees that it shall have no right of set-off or any right, title, interest or claim of any kind (“Claim”) to, or to any monies in, the Trust Account, and hereby irrevocably waives any Claim to, or to any monies in, the Trust Account that it may have now or in the future, except for redemption and liquidation rights, if any, the Purchaser may have in respect of any Public Shares held by it. In the event the Purchaser has any Claim against the Company under this Agreement, the Purchaser shall pursue such Claim solely against the Company and its assets outside the Trust Account and not against the property or any monies in the Trust Account, except for redemption and liquidation rights, if any, the Purchaser may have in respect of any Public Shares held by it.

(c) No Material Non-Public Information. The Company agrees that no information provided to the Purchaser in connection with this Agreement will, upon the IPO Closing, constitute material non-public information of the Company.

6. Nasdaq Listing. The Company will use commercially reasonable efforts to effect the listing of the Class A Common Stock and Public Warrants on the Nasdaq Capital Market (or another national securities exchange) at and after the time of the IPO Closing.

7. Forward Closing Conditions.

(a) The obligation of the Purchaser to purchase the Forward Purchase Shares at the Forward Closing under this Agreement shall be subject to the fulfillment, at or prior to the Forward Closing of each of the following conditions, any of which, to the extent permitted by applicable laws, may be waived by the Purchaser upon written notice to the Company:

(i) The Business Combination shall be consummated substantially concurrently with the purchase of the Forward Purchase Shares on terms substantially similar to those set forth in the Transaction Agreements delivered pursuant to Section 1(a)(ii)(B);

(ii) The Purchaser and any applicable Transferee shall have obtained the approval of their respective Investment Committee to consummate the purchase of the Forward Purchase Shares hereunder as contemplated by Section 1(a)(ii) hereof and the Purchaser and any applicable Transferee shall have delivered to the Company notices of such approvals;

(iii) The Company shall have delivered to the Purchaser a certificate issued by the Secretary of State of the State of Delaware dated within five (5) Business Days of the Forward Closing evidencing the Company’s good standing;

(iv) The representations and warranties of the Company set forth in Section 3 of this Agreement shall have been true and correct as of the date hereof and shall be true and correct as of the Forward Closing Date, as applicable, with the same effect as though such representations and warranties had been made on and as of such date (other than any such representation or warranty that is made by its terms as of a specified date, which shall be true and correct as of such specified date), except where the failure to be so true and correct would not have a material adverse effect on the Company or its ability to consummate the transactions contemplated by this Agreement;

(v) The Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Forward Closing; and

(vi) No order, writ, judgment, injunction, decree, determination, or award shall have been entered by or with any governmental, regulatory, or administrative authority or any court, tribunal, or judicial, or arbitral body, and no other legal restraint or prohibition shall be in effect, preventing the purchase by the Purchaser of the Forward Purchase Shares.

(b) The obligation of the Company to sell the Forward Purchase Shares at the Forward Closing under this Agreement shall be subject to the fulfillment, at or prior to the Forward Closing of each of the following conditions, any of which, to the extent permitted by applicable laws, may be waived by the Company upon written notice to the Purchaser:

(i) The Business Combination shall be consummated substantially concurrently with the purchase of Forward Purchase Shares;

(ii) The representations and warranties of the Purchaser set forth in Section 2 of this Agreement shall have been true and correct as of the date hereof and shall be true and correct as of the Forward Closing Date, as applicable, with the same effect as though such representations and warranties had been made on and as of such date (other than any such representation or warranty that is made by its terms as of a specified date, which shall be true and correct as of such specified date), except where the failure to be so true and correct would not have a material adverse effect on the Purchaser or its ability to consummate the transactions contemplated by this Agreement;

(iii) The Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or prior to the Forward Closing; and

(iv) No order, writ, judgment, injunction, decree, determination, or award shall have been entered by or with any governmental, regulatory, or administrative authority or any court, tribunal, or judicial, or arbitral body, and no other legal restraint or prohibition shall be in effect, preventing the purchase by the Purchaser of the Forward Purchase Shares.

8. Termination. This Agreement may be terminated at any time prior to the Forward Closing:

(a) by mutual written consent of the Company and the Purchaser;

(b) automatically

(i) if the IPO is not consummated on or prior to twelve (12) months from the date of this Agreement; or

(ii) if the Business Combination is not consummated within eighteen (18) months from the closing of the IPO, or such later date as may be approved by the Company’s shareholders.

In the event of any termination of this Agreement pursuant to this Section 8, the Forward Purchase Price (without the payment of interest thereon), if previously paid, and all Purchaser’s funds paid in connection herewith shall be promptly returned to the Purchaser, and thereafter this Agreement shall forthwith become null and void and have no effect, without any liability on the part of the Purchaser or the Company and their respective directors, officers, employees, partners, managers, members, or shareholders and all rights and obligations of each party shall cease; provided, however, that nothing contained in this Section 8 shall relieve either party from liabilities or damages arising out of any fraud or willful breach by such party of any of its representations, warranties, covenants or agreements contained in this Agreement.

9. General Provisions.

(a) Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (i) personal delivery to the party to be notified, (ii) when sent, if sent by electronic mail or facsimile (if any) during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day, (iii) five (5) Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next Business Day delivery, with written verification of receipt. All communications sent to the Company shall be sent to: Integral Acquisition Corporation 1, 667 Madison Avenue, New York, New York 10065, Attention: Enrique Klix (Chairman and Chief Executive Officer). All communications to the Purchaser shall be sent to the Purchaser’s address as set forth on the signature page hereof, or to such e-mail address, facsimile number (if any) or address as subsequently modified by written notice given in accordance with this Section 9(a).

(b) No Finder’s Fees. Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. The Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Purchaser or any of its officers, employees or representatives is responsible. The Company agrees to indemnify and hold harmless the Purchaser from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

(c) Survival of Representations and Warranties. All of the representations and warranties contained herein shall survive the Forward Closing on the Forward Closing Date.

(d) Entire Agreement. This Agreement, together with any documents, instruments and writings that are delivered pursuant hereto or referenced herein, constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

(e) Successors and Assigns. All of the terms, agreements, covenants, representations, warranties, and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement as a third party beneficiary or otherwise, except as expressly provided in this Agreement.

(f) Assignments. Except as otherwise specifically provided herein, no party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party hereto.

(g) Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. This Agreement may be executed by signatures provided by facsimile, PDF or other electronic data delivery.

(h) Headings. The section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

(i) Governing Law. This Agreement, the entire relationship of the parties hereto, and any dispute between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of laws principles.

(j) Jurisdiction. The parties (i) hereby irrevocably and unconditionally submit to the exclusive jurisdiction of the state courts of New York and to the jurisdiction of the United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (ii) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in state courts of New York or the United States District Court for the Southern District of New York, and (iii) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

(k) WAIVER OF JURY TRIAL. THE PARTIES HERETO HEREBY WAIVE ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION PURSUANT TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

(l) Amendments. This Agreement may not be amended, modified or waived as to any particular provision except with the prior written consent of the Company and the Purchaser.

(m) Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided, that if any provision of this Agreement, as applied to any party hereto or to any circumstance, is adjudged by a governmental authority, arbitrator, or mediator not to be enforceable in accordance with its terms, the parties hereto agree that the governmental authority, arbitrator, or mediator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced and that otherwise the parties shall modify the provision in such manner by mutual agreement in writing as an amendment or other modification to this Agreement pursuant to Section 9(l).

(n) Expenses. Each of the Company and the Purchaser will bear its own fees, costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the consummation of the transactions contemplated hereby, including all fees, costs and expenses of agents, representatives, financial advisors, legal counsel and accountants. The Company shall be responsible for the fees of its transfer agent; stamp taxes and all of The Depository Trust Company’s fees associated with the issuance of the Forward Purchase Shares and the securities issuable upon conversion or exercise of the Forward Purchase Shares.

(o) Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Agreement. Any reference to any federal, state, local, or foreign law will be deemed also to refer to law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that /there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.

(p) Waiver. No waiver by any party hereto of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent occurrence.

(q) Specific Performance. Each of the Purchaser and the Company agrees that irreparable damage may occur in the event any provision of this Agreement was not performed by the Purchaser (on the part of the Company) or the Company (on the part of the Purchaser) in accordance with the terms hereof and that the Company or the Purchaser (as the case may be) shall be entitled to seek specific performance of the terms hereof, in addition to any other remedy at law or equity, to protect its rights under this Agreement without the requirement to post a bond or other security or to prove that money damages would be inadequate.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first set forth above.

PURCHASER:

CRESCENT PARK MANAGEMENT, L.P.

By:
Name:
Title:

Address for notices:

Attention:

COMPANY:

INTEGRAL ACQUISITION CORPORATION 1

By:
Name:
Title:

Address for notices:

Integral Acquisition Corporation 1 667 Madison Avenue
New York, New York 10065
Attention: Enrique Klix (Chairman and CEO).

[Signature Page to Forward Purchase Agreement]

TO BE EXECUTED UPON ANY ASSIGNMENT AND/OR REVISION IN ACCORDANCE WITH THIS AGREEMENT TO “NUMBER OF FORWARD PURCHASE SHARES” AND “AGGREGATE PURCHASE PRICE FOR FORWARD PURCHASE SHARES” SET FORTH BELOW

Number of Forward Purchase Shares:
Aggregate Purchase Price for Forward Purchase Shares:	$

Number of Forward Purchase Shares and Aggregate Purchase Price for Forward Purchase Shares as of [    ], 202[ ], accepted and agreed to as of [    ], 202[ ].

[__________]

By:
Name:
Title:

Integral Acquisition Corporation 1

By:
Name:
Title:

SCHEDULE A

SCHEDULE OF TRANSFERS OF FORWARD PURCHASE SHARES

The following transfers of a portion of the original number of Forward Purchase Shares have been made:

Date of Transfer	Transferee	Number of Forward Purchase Shares Transferred	Purchaser Revised Forward Purchase Shares Amount

TO BE EXECUTED UPON ANY ASSIGNMENT OR FINAL DETERMINATION OF FORWARD PURCHASE SHARES:

Schedule A as of , 202[ ], accepted and agreed to as of this day of , 202[ ] by:

[__________]	Integral Acquisition Corporation 1

By:	By:
Name:	Name:
Title:	Title: